Exhibit 99.1
For immediate release
 For Further Information:
 David E. Bowe, President & CEO, Ascendant Solutions, Inc.
 (972) 250-0945

Ascendant Solutions, Inc. Announces Third Quarter 2007 Earnings
~ Earnings Momentum Continues ~

Dallas (November 14, 2007) – Ascendant Solutions, Inc. (ASDS:OB) today announced its third quarter 2007 earnings. Consolidated revenue for the quarter increased approximately 23.2% to $15,138,000, compared to consolidated revenue of $12,284,000 in the third quarter of 2006. Consolidated net income for the quarter increased significantly to $892,000 compared to a loss of ($8,000) for the same period in 2006, resulting in net earnings per share (“EPS”) of $0.04 compared to the third quarter 2006 loss of less than ($0.01) per share. In addition, the Company’s third quarter EBITDA was in excess of 3 times the EBITDA of the third quarter of last year, increasing to $1,350,000 from $387,000. (See tables below entitled Results of Continuing Operations and Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures for a reconciliation of net income (loss) to EBITDA on a GAAP basis.)

For the nine months ended September 30, 2007, the Company reported consolidated revenue of $43,980,000, an increase of approximately 13.4% over the $38,777,000 reported in the comparable period of 2006. Net income for the period was $1,544,000, or an EPS of $0.07, as compared to a net loss of ($331,000), or ($0.01) per share, reported during the first nine months of 2006. EBITDA for the nine months of 2007 increased approximately 314% to $2,694,000 from $650,000 reported in the comparable period of 2006.

David E. Bowe, President  & CEO, commented, “The main factors of our positive third-quarter results include improved profitability from our real estate segment due to increased commissions from tenant representative services, and a non-cash adjustment in the corporate/other portion of our business relating to a gain booked at Fairways Frisco. These factors were partially offset by losses at Park InfusionCare, which was sold on November 7, 2007, from our healthcare business which had increased revenues, but which was also impacted by higher operating costs associated with labor costs. The substantial improvement in both net income and EBITDA demonstrates our management’s commitment to increasing long-term shareholder value.”

Mr. Bowe continued, “Further, the recently announced sale of Park InfusionCare is an example of the strategic cycle of making an investment, improving the value of that investment, then completing a sale in order to realize value for our company and our stakeholders. We will use the proceeds of the Park sale for general corporate purposes and to help fund future acquisitions.”

Key measures used by the Company’s management to evaluate business segment performance include revenue, cost of sales, gross profit, investment income and EBITDA. EBITDA is calculated as net income before deducting interest, taxes, depreciation and amortization. Although EBITDA is not a measure of actual cash flow because it does not consider changes in assets and liabilities that may impact cash balances, the Company believes it is a useful metric to evaluate operating performance and has therefore included such measures in the discussion of operating results.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Healthcare Results:

The Company’s healthcare results includes its subsidiary, Dougherty’s Holdings, Inc. (“DHI”), an operator of a number of retail pharmacies and also includes Park InfusionCare, which operates infusion therapy centers. As previously released, the Company completed the sale of Park InfusionCare to Maverick Healthcare Group, LLC on November 7, 2007. The healthcare business reported a 5.6% increase in third quarter 2007 revenue to $10,894,000, compared to $10,313,000 in the third quarter of 2006. The growth in revenue is primarily attributed to an increase in the number of retail pharmacy prescriptions filled and increases in the volume of infusion therapy drugs dispensed. The healthcare business experienced a net loss for the third quarter 2007 of ($11,000) compared to a net profit in the third quarter of 2006 of $330,000, due primarily to losses at Park InfusionCare, which was sold on November 7, 2007, and increased payroll costs at both the retail pharmacies and Park InfusionCare. EBITDA for the third quarter was $199,000 compared to EBITDA of $512,000 in the third quarter of 2006, a decrease of 61%.

For the nine-month period ended September 30, 2007, the healthcare business reported $32,809,000 in revenue, an increase of 8.4% over the $30,273,000 in revenue reported for the same period in 2006. Net income increased approximately 920% to $908,000 compared to $89,000 in 2006. EBITDA improved significantly to $1,457,000 compared to EBITDA of $404,000 for the comparable period in 2006.

Real Estate Advisory Services

The Company’s third quarter 2007 revenue from its real estate advisory services businesses increased approximately 115% to $4,244,000 from $1,971,000 in the comparable period of 2006, primarily as a result of an increase in commissions from tenant representative services, partially offset by fewer fees received from advisory transactions. Net income for the third quarter 2007 increased approximately 2,015% to $994,000 from $47,000 in the third quarter 2006.  EBITDA increased approximately 399% to $1,188,000 in the third quarter 2007 from $238,000 in the comparable period of 2006.

For the nine-month period ended September 30, 2007, real estate advisory services revenues increased approximately 31.4% to $11,171,000 from $8,504,000 for the comparable period of 2006. Net income of $1,705,000 for the 2007 period increased approximately 125% compared to the $758,000 reported in 2006. EBITDA increased approximately 59.6% to $2,203,000 in 2007 as compared to $1,380,000 reported in 2006.

Corporate and Other

The Company incurred higher professional fees in the normal course of business during the three and nine month periods ended September 30, 2007 when compared to the same periods in 2006. The Company’s results were also impacted by non-cash adjustments of $199,000 and ($89,000) in the third quarters of 2007 and 2006 respectively, representing the Company’s share of the equity in gains (losses) of Fairways Frisco. On August 3, 2007, the Frisco Square Partnerships transferred a significant portion of its real estate interests and related liabilities to a new limited partnership in exchange for an interest in such entity. As part of that transaction, a third-party financial partner contributed cash to the formation of the new partnership and accordingly, Fairways Frisco realized a gain on the sale of its land and buildings.

For the nine month periods ended September 30, 2007 and 2006, these non-cash adjustments were ($4,000) and ($373,000), respectively. The Company is under no obligation to fund the operating losses or debts of Fairways Frisco; however the failure to do so will result in a dilution of the Company’s interest.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended
	September 30,	September 30,
	2007	2006	% Change
		Restated

Retail Pharmacies	$487	$534	-8.8%
Park InfusionCare	(118)	123	195.9%
DHI Corporate Overhead	(170)	(145)	-17.2%
Total Healthcare	199	512	-61.1%

CPOC and ASDS	1,187	260	356.5%
Capital Markets	1	(22)	104.5%
Total Real estate advisory services	1,188	238	399.2%

Ampco Partners, Ltd.	15	5	200.0%
Fairways Frisco, L.P.	199	(89)	323.6%
Overhead, net	(251)	(279)	10.0%
Total Corporate and other	(37)	(363)	89.8%

Total EBITDA	$1,350	$387	248.8%

	Nine Months Ended
	September 30,	September 30,
	2007	2006	% Change
		Restated

Retail Pharmacies	$2,028	$1,306	55.3%
Park InfusionCare	(100)	(275)	63.6%
DHI Corporate Overhead	(471)	(627)	24.9%
Total Healthcare	1,457	404	260.6%

CPOC and ASDS	2,202	1,329	65.7%
Capital Markets	1	51	-98.0%
Total Real estate advisory services	2,203	1,380	59.6%

Ampco Partners, Ltd.	79	73	8.2%
Fairways Frisco, L.P.	(4)	(373)	98.9%
Overhead, net	(1,041)	(834)	-24.8%
Total Corporate and other	(966)	(1,134)	14.8%

Total EBITDA	$2,694	$650	314.5%

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

About Ascendant Solutions

Ascendant Solutions, Inc. ("Ascendant" or the “Company”) is a diversified financial services company that has invested in or acquired, or seeks to invest in or acquire, manufacturing, distribution or service companies. The Company also conducts various real estate activities, including performing real estate advisory services for corporate clients and, through an affiliate, purchasing real estate assets as a principal. Ascendant specializes in solving complex transactions where creative and quick solutions can add value to an enterprise.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995
This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties managing our subsidiaries, our dependence upon management and a small staff, certain subsidiaries accounting for a significant percentage of revenue, the potential for future leveraged acquisitions, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third-party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the inability to retain senior management and/or attract and retain qualified employees, (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the ability of the Frisco Square Partnerships to obtain financing on acceptable terms, the general economic conditions of areas in which we focus our real estate development activities, and the illiquidity of real estate investment; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation.

Because such forward-looking statements are subject to risks, uncertainties and assumptions, you are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date the forward-looking statement is made. Our forward-looking statements are based on the current expectations of management, and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. The cautionary statements made in this report should be read as being applicable to all related forward-looking statements, wherever they appear in this report.

Use of Non-GAAP Financial Information
To supplement the Company’s consolidated financial information presented in accordance with generally accepted accounting principles (“GAAP”) in the press release, the Company uses the non-GAAP financial measure of EBITDA, defined as net income minus, interest, taxes, depreciation and amortization.

The Company’s management reviews these non-GAAP financial measures internally to evaluate the Company’s performance and manage the operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company’s current operating results and provides comparable measures to help investors understand the Company’s future operating results. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures, within the attached table, as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

ASCENDANT SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(000's omitted, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(Restated)		(Restated)
Revenue:
Healthcare	$10,894	$10,313	$32,809	$30,273
Real estate advisory services	4,244	1,971	11,171	8,504
	15,138	12,284	43,980	38,777
Cost of sales:
Healthcare	7,376	6,929	21,917	21,061
Real estate advisory services	2,427	1,130	6,951	5,071
	9,803	8,059	28,868	26,132
Gross profit	5,335	4,225	15,112	12,645

Operating expenses:
Selling, general and administrative expenses	4,251	3,739	12,602	11,835
Non-cash stock compensation	11	33	21	51
Depreciation and amortization	93	183	357	534
Total operating expenses	4,355	3,955	12,980	12,420
Operating income	980	270	2,132	225
Equity in earnings (losses) of equity method investees	214	(84)	75	(300)
Other income	74	18	152	222
Interest expense, net	(184)	(199)	(519)	(579)
Income (loss) before minority interest and income tax provision	1,084	5	1,840	(432)
Minority interest	(11)	-	(22)	(31)
Income tax provision	(181)	(13)	(274)	(98)
Income (loss) from continuing operations	892	(8)	1,544	(561)

Income (loss) from discontinued operations	-	-	-	230
Net income (loss)	$892	$(8)	$1,544	$(331)

Basic net income (loss) per share
Continuing operations	$0.04	*	$0.07	$(0.02)
Discontinued operations	-	-	-	0.01
	$0.04	*	$0.07	$(0.01)
Diluted net income (loss) per share
Continuing operations	$0.04	*	$0.07	$(0.02)
Discontinued operations	-	-	-	0.01
	$0.04	*	$0.07	$(0.01)
*Less than $0.01 per share
Average common shares outstanding, basic	22,752,308	22,454,628	22,639,218	22,436,456
Average common shares outstanding, diluted	23,024,533	22,454,628	22,855,238	22,436,456

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Results of Continuing Operations and Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures – Three Months Ended September 30, 2007 and 2006

	Three Months Ended September 30,
	Healthcare			Real Estate Advisory Services
	2007	2006 Restated	$ Change	2007	2006	$ Change
Revenue	$10,894	$10,313	$581	$4,244	$1,971	$2,273
Cost of Sales	7,376	6,929	447	2,427	1,130	1,297
Gross Profit	3,518	3,384	134	1,817	841	976
Operating expenses	3,374	2,970	404	656	681	(25)
Other income and Minority Interest	6	(1)	7	(11)	-	(11)
Interest income (expense), net	(123)	(83)	(40)	(48)	(100)	52
Income tax provision	(38)	-	(38)	(108)	(13)	(95)
Net income (loss)	$(11)	$330	$(341)	$994	$47	$947
Plus:
Interest (income) expense, net	$123	$83	$40	$48	$100	$(52)
Income tax provision	38	-	38	108	13	95
Depreciation and amortization	49	99	(50)	38	78	(40)
EBITDA	$199	$512	$(313)	$1,188	$238	$950

	Three Months Ended September 30,
	Corporate & Other			Consolidated
	2007	2006	$ Change	2007	2006 Restated	$ Change

Revenue	$-	$-	$-	$15,138	$12,284	$2,854
Cost of Sales	-	-	-	9,803	8,059	1,744
Gross Profit	-	-	-	5,335	4,225	1,110
Operating expenses	325	304	21	4,355	3,955	400
Equity in income (losses) of equity method investees	214	(84)	298	214	(84)	298
Other income and Minority Interest	68	19	49	63	18	45
Interest income (expense), net	(13)	(16)	3	(184)	(199)	15
Income tax provision	(35)	-	(35)	(181)	(13)	(168)
Net income (loss)	$(91)	$(385)	$294	$892	$(8)	$900
Plus:
Interest (income) expense, net	$13	$16	$(3)	$184	$199	$(15)
Income tax provision	35	-	35	181	13	168
Depreciation and amortization	6	6	-	93	183	(90)
EBITDA	$(37)	$(363)	$326	$1,350	$387	$963

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Results of Continuing Operations and Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures – Nine Months Ended September 30, 2007 and 2006

	Nine Months Ended September 30,
	Healthcare			Real Estate Advisory Services
	2007	2006 Restated	$ Change	2007	2006	$ Change
Revenue	$32,809	$30,273	$2,536	$11,171	$8,504	$2,667
Cost of Sales	21,917	21,061	856	6,951	5,071	1,880
Gross Profit	10,892	9,212	1,680	4,220	3,433	787
Operating expenses	9,716	9,191	525	2,136	2,353	(217)
Other income and Minority Interest	83	90	(7)	(21)	77	(98)
Interest income (expense), net	(313)	(252)	(61)	(165)	(313)	148
Income tax provision	(38)	-	(38)	(193)	(86)	(107)
Discontinued operations	-	230	(230)	-	-	-
Net income (loss)	$908	$89	$819	$1,705	$758	$947
Plus:
Interest (income) expense, net	$313	$252	$61	$165	$313	$(148)
Income tax provision	38	-	38	193	86	107
Depreciation and amortization	198	293	(95)	140	223	(83)
Discontinued operations	-	(230)	230	-	-	-
EBITDA	$1,457	$404	$1,053	$2,203	$1,380	$823

	Nine Months Ended September 30,
	Corporate & Other			Consolidated
	2007	2006	$ Change	2007	2006 Restated	$ Change

Revenue	$-	$-	$-	$43,980	$38,777	$5,203
Cost of Sales	-	-	-	28,868	26,132	2,736
Gross Profit	-	-	-	15,112	12,645	2,467
Operating expenses	1,128	876	252	12,980	12,420	560
Equity in income (losses) of equity method investees	75	(300)	375	75	(300)	375
Other income and Minority Interest	68	24	44	130	191	(61)
Interest income (expense), net	(41)	(14)	(27)	(519)	(579)	60
Income tax provision	(43)	(12)	(31)	(274)	(98)	(176)
Discontinued operations	-	-	-	-	230	(230)
Net income (loss)	$(1,069)	$(1,178)	$109	$1,544	$(331)	$1,875
Plus:
Interest (income) expense, net	$41	$14	$27	$519	$579	$(60)
Income tax provision	43	12	31	274	98	176
Depreciation and amortization	19	18	1	357	534	(177)
Discontinued operations	-	-	-	-	(230)	230
EBITDA	$(966)	$(1,134)	$168	$2,694	$650	$2,044

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945

ASCENDANT SOLUTIONS, INC.
SELECT BALANCE SHEET DATA
($ in thousands)
(September 30, 2007 Data Unaudited)

	September 30,	December 31,
Selected Balance Sheet Data	2007	2006
($ in thousands)

Cash and cash equivalents	$1,303	$2,686
Trade accounts receivable, net	5,346	5,339
Inventories, net	3,333	2,832
Working capital (deficit)	2,446	(86)
Equity method investments	415	419
Goodwill	7,299	7,299
Total assets	$19,944	$21,039

Accounts payable and accrued liabilities	$5,710	$5,927
Notes payable, current	2,835	6,106
Notes payable, long term	4,575	3,824
Stockholders' equity	$5,856	$4,235

ASCENDANT SOLUTIONS, INC.
Total Assets by Segment
($ in thousands)
(September 30, 2007 Data Unaudited)

	September 30, 2007 and December 31, 2006
	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2007	2006	2007	2006	2007	2006	2007	2006

Total assets	$8,054	$7,483	$11,323	$12,363	$567	$1,193	$19,944	$21,039

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 111 • Dallas, Texas 75248 • Telephone: (972) 250-0945